Synergy Financial Group, Inc.
                                PROPOSED LETTERS


                                      INDEX
                                      -----


1.   Dear Synergy Bank Depositor Letter

2. Dear Potential Investor Letter - Eligible Account Holders who are no longer Depositors

3.   Dear Potential Investor Letter

4.   Cover Letter for States Requiring "Agent" Mailing

5.   Proxy Request

6.   Mailing Insert/Lobby Poster

7.   Invitation Letter - Informational Meetings

8. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

9.   Dear Shareholder - Confirmation Letter

10.  Dear Subscriber - No Shares Available Letter

11.  Welcome Shareholder Letter - For Certificate Mailing

                   [Synergy Financial Group, Inc. letterhead]




Dear Synergy Bank Depositor:

The Boards of Directors of Synergy Financial Group Inc., Synergy Bank and Synergy, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than Synergy, MHC) of the old Synergy will be exchanged for shares of common stock of the new Synergy Financial Group, Inc. In addition, shares of common stock of Synergy Financial Group, Inc. will be offered to depositors of Synergy Bank and to members of the public, with first preference in any community offering given to Synergy Financial Group, Inc.'s current stockholders.

To accomplish the conversion and reorganization, your vote is extremely important. On behalf of the Board, we ask that you read the enclosed proxy statement and cast your vote in favor of the conversion and reorganization. After voting, please mail your signed proxy card immediately in the enclosed envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. Voting in favor of the conversion and reorganization does not obligate you to buy any shares of common stock. If you have an IRA or other account for which Synergy Bank acts as trustee and we do not receive a proxy from you, Synergy Bank, as trustee for such account, intends to vote in favor of the conversion and reorganization on your behalf.

We want to assure you that our conversion and reorganization will not affect the terms, balances, interest rates or FDIC insurance coverage on deposits at Synergy Bank or the terms or conditions of any existing loans with Synergy Bank. Let us also assure you that our conversion and reorganization will not result in any changes in our personnel, management, or Board of Directors.

As  a  depositor  of  Synergy  Bank,   you  may  also  take  advantage  of  your
nontransferable rights to subscribe for shares of common stock of Synergy Financial Group, Inc. on a priority basis, before the stock is offered for sale to the general public. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Synergy Bank) to Synergy Bank in the enclosed envelope marked "STOCK ORDER RETURN". Your order must be physically received by Synergy Bank no later than 12:00 noon, eastern time, on December __, 2003. Please read the enclosed prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-4011, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m, eastern time.

Sincerely,



Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer

Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#1

                   [Synergy Financial Group, Inc. letterhead]



Dear Potential Investor:

The Boards of Directors of Synergy Financial Group, Inc., Synergy Bank and Synergy, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation.

We want to assure you that our conversion and reorganization will not affect the terms, balances, interest rates or FDIC insurance coverage on deposits at Synergy Bank or the terms or conditions of any existing loans with Synergy Bank. Let us also assure you that our conversion and reorganization will not result in any changes in our personnel, management, or Board of Directors.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than Synergy, MHC) of the old Synergy Financial Group, Inc. will be exchanged for shares of common stock of the new Synergy Financial Group, Inc. In addition, shares of common stock of Synergy Financial Group, Inc. will be offered to depositors of Synergy Bank, Synergy Financial Group, Inc.'s current stockholders and members of the public.

As a former Synergy Bank depositor, you may take advantage of your nontransferable rights to subscribe for shares of Synergy Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Synergy Bank) to Synergy Bank in the enclosed envelope marked "STOCK ORDER RETURN." Your order must be physically received by Synergy Bank no later than 12:00 noon, eastern time, on December __2003. Please read the enclosed prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-401, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m, eastern time.

Sincerely,



Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer


Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.


#2

                   [Synergy Financial Group, Inc. letterhead]




Dear Potential Investor:


We are pleased to provide you with the enclosed material in connection with the conversion and reorganization of Synergy Bank and Synergy, MHC, the mutual holding company of Synergy Financial Group, Inc., into a full stock corporation.

If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Synergy Bank) to Synergy Bank in the enclosed envelope marked "STOCK ORDER RETURN." Your order must be physically received by Synergy Bank no later than 12:00 noon, eastern time, on December __2003. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-4011. The Conversion Center is open Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m.
Sincerely,



Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer


Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#3

                  [Sandler O'Neill & Partners, L.P. letterhead]






Dear Synergy Bank Depositor:


At the request of Synergy, MHC, we have enclosed material regarding the offering of common stock by Synergy Financial Group, Inc. This material is offered in connection with the conversion and reorganization of Synergy, MHC from the mutual holding company form of organization to a full stock corporation. The materials include a prospectus and a stock order and certification form which offer you the opportunity to subscribe for shares of common stock of Synergy Financial Group, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at Synergy Bank) to Synergy Bank no later than 12:00 noon, eastern time, on December __, 2003 in the accompanying envelope marked "STOCK ORDER RETURN." If you have any questions after reading the enclosed material, please call the Conversion Center at (908) 956-4011, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. eastern time, and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.



                                               Sincerely,
                                               Sandler  O'Neill & Partners, L.P.





Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#4

                                  PROXY REQUEST


--------------------------------------------------------------------------------


                              [logo: Synergy Bank]

                              --------------------
                               WE NEED YOUR VOTE!
                              --------------------


Dear Depositor of Synergy Bank:

YOUR VOTE ON OUR PLAN OF CONVERSION AND REORGANIZATION HAS NOT YET BEEN RECEIVED. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account you may receive mor than one proxy.

          REMEMBER:  VOTING  DOES NOT  OBLIGATE  YOU TO BUY STOCK.  The Board of
          Directors of Synergy Bank has unanimously approved the Plan of Conversion and Reorganization and urges you to vote in favor of it. Your Synergy Bank deposit accounts or loans with the Bank will not be affected in any way. Deposit accounts will continue to be federally insured.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (908) 956-4011.

PLEASE VOTE TODAY BY VOTING, SIGNING AND RETURNING ALL PROXY FORMS RECEIVED IN THE ENVELOPES PROVIDED.


                                           SINCERELY,
                                           Synergy Bank

--------------------------------------------------------------------------------

#5

                              --------------------
                                  Synergy Logo
                              --------------------






                                  Synergy Bank





                               -Please Support Us-

                                    Vote Your

                                Proxy Card Today





--------------------------------------------------------------------------------
If you have more than one account, you may have received more than one Proxy Card depending upon the ownership structure of your accounts. Please vote, sign and return all Proxy Cards that you received.
--------------------------------------------------------------------------------

#6

                   [Synergy Financial Group, Inc. letterhead]



____________________, 2003





Dear _______:

We are pleased to announce that the Boards of Directors of Synergy Financial Group, Inc., Synergy Bank and Synergy, MHC have adopted a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at _____ p.m. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center at (908) 956-4011. The Conversion Center is open Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m.



                                                 Sincerely,


                                                 Signature
                                                 Title






This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#7

                   [Synergy Financial Group, Inc. letterhead]







                                                      ____________________, 2003




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock of Synergy Financial Group, Inc.

At this time, we cannot confirm the number of shares of Synergy Financial Group, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion and reorganization following completion of the stock offering.

If you have any questions, please call our Conversion Center at (908) 956-4011.




                                                   Sincerely,

                                                   Synergy Financial Group, Inc.
                                                   Conversion Center




Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#8

                   [Synergy Financial Group, Inc. letterhead]






                                                      ____________________, 2003






Dear Stockholder:

We appreciate your interest in the stock offering of Synergy Financial Group, Inc. Due to the amount of responses from our eligible account holders, we were unable to fill all orders in full. Consequently, in accordance with the provisions of the plan of conversion and reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________, 200_. Trading will commence on the Nasdaq Stock Market under the symbol "SYNF " on ___________, 200_. Your stock certificate will be mailed to you shortly.

                                                   Sincerely,

                                                   Synergy Financial Group, Inc.
                                                   Conversion Center





This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#9

                   [Synergy Financial Group, Inc. letterhead]







                                                      ____________________, 2003





Dear Subscriber:

We recently completed our subscription and community offerings. Unfortunately, due to the amount of responses from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund with interest will be mailed to you promptly.

We appreciate your interest in Synergy Financial Group, Inc.



                                                   Sincerely,

                                                   Synergy Financial Group, Inc.
                                                   Conversion Center







This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#10

                   [Synergy Financial Group, Inc. letterhead]





                                                      ____________________, 2003





Dear Stockholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Synergy Financial Group, Inc.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                             Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please also remember that your certificate is a negotiable instrument which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Synergy Financial Group, Inc., we would like to thank you for supporting our offering.


Sincerely,



Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer

Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#11